MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3

UNDER THE

INVESTMENT COMPANY ACT OF 1940

April 22, 1996

as Revised November 4, 1996 Through July 21, 2026

I.	INTRODUCTION

In accordance with Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), this Plan describes the multi-class structure that will apply to certain portfolios of shares (each, a “Fund” and collectively, the “Funds”) of beneficial interest, $.01 par value per share (“Shares”) of Russell Investment Company (“RIC”), including the separate class arrangements for the service and distribution of Shares, the method for allocating the expenses, income, gain and loss of each Fund among its classes, and any related exchange privileges and conversion features that apply to the different classes.

II.	THE MULTI-CLASS STRUCTURE

Each of the following Funds is authorized to issue the following classes of Shares:

Sub-Trust	Class A	Class C	Class M	Class R1	Class R5	Class R6	Class S	Class Y
Conservative Strategy Fund	X	X	X	X	X		X
Moderate Strategy Fund	X	X	X	X	X		X
Balanced Strategy Fund	X	X	X	X	X		X
Aggressive Strategy Fund	X	X	X	X	X		X
Equity Aggressive Strategy Fund	X	X	X	X	X		X
Equity Income Fund	X	X	X			X	X	X
Sustainable Equity Fund	X	X	X			X	X	X
U.S. Small Cap Equity Fund	X	X	X			X	X	X
International Developed Markets Fund	X	X	X			X	X	X
Investment Grade Bond Fund	X	X	X			X	X	X
Strategic Bond Fund	X	X	X			X	X	X
Global Real Estate Securities Fund	X	X	X			X	X	X
Emerging Markets Fund	X	X	X			X	X	X
Short Duration Bond Fund	X	X	X			X	X	X
Tax-Managed U.S. Large Cap Fund	X	X	X				X
Tax-Managed U.S. Mid & Small Cap Fund	X	X	X				X
Tax-Exempt Bond Fund	X	X	X				X

Sub-Trust	Class A	Class C	Class M	Class R1	Class R5	Class R6	Class S	Class Y
Global Equity Fund	X	X	X			X	X	X
Global Infrastructure Fund	X	X	X			X	X	X
Opportunistic Credit Fund	X	X	X			X	X	X
U.S. Strategic Equity Fund	X	X	X			X	X	X
Multifactor U.S. Equity Fund	X	X	X			X	X	X
Multifactor International Equity Fund	X	X	X			X	X	X
Long Duration Bond Fund	X	X	X			X	X	X
Tax-Managed International Equity Fund	X	X	X				X
Multi-Strategy Income Fund	X	X	X			X	X	X
Tax-Exempt High Yield Bond Fund	X	X	X				X
Multi-Asset Strategy Fund	X	X	X			X	X	X
Tax-Managed Real Assets Fund	X	X	X				X
Russell Investments Alternatives Diversifier Fund	X						X

The Equity Income Fund, Sustainable Equity Fund, U.S. Small Cap Equity Fund, International Developed Markets Fund, Investment Grade Bond Fund, Strategic Bond Fund, Global Real Estate Securities Fund, Emerging Markets Fund, Short Duration Bond Fund and Tax-Exempt Bond Fund are referred to herein as the “Original Russell Funds”.

The Global Equity Fund, Global Infrastructure Fund, Opportunistic Credit Fund, U.S. Strategic Equity Fund, Multifactor U.S. Equity Fund, Multifactor International Equity Fund, Tax-Managed International Equity Fund, Multi-Strategy Income Fund, Tax-Exempt High Yield Bond Fund, Multi-Asset Strategy Fund, Long Duration Bond Fund and Tax-Managed Real Assets Fund are referred to herein as the “New Russell Funds”.

The Equity Aggressive Strategy Fund, Aggressive Strategy Fund, Balanced Strategy Fund, Moderate Strategy Fund and Conservative Strategy Fund are referred to herein as the “LifePoints Target Portfolio Funds”.

The Tax-Managed U.S. Large Cap Fund and Tax-Managed U.S. Mid & Small Cap Fund are referred to herein as the “Tax-Managed Funds”.

The 2020 Strategy Fund, 2030 Strategy Fund and 2040 Strategy Fund are referred to herein as the “Original LifePoints Target Date Funds”.

The 2025 Strategy Fund, 2035 Strategy Fund, 2045 Strategy Fund, 2050 Strategy Fund, 2055 Strategy Fund, 2060 Strategy Fund and In Retirement Fund are referred to herein as the “New LifePoints Target Date Funds”.

Shares of each class of a Fund represent an equal pro rata interest in the underlying assets of that Fund, and generally have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (1) each class of Shares offered in connection with a Rule 12b-1 plan or shareholder services plan would bear certain fees under its respective plan and would have exclusive voting rights on matters pertaining to that plan and any related agreements; (2) each class of Shares may contain a different conversion feature; (3) each class of Shares may bear differing amounts of certain Class Expenses (as defined below); (4) different policies may be established with respect to the payment of distributions on the classes of Shares of a Fund to equalize the net asset values of the classes or, in the absence of such policies, the net asset value per share of the different classes may differ at certain times; (5) each class of Shares of a Fund might have different exchange privileges from another class; and (6) each class of Shares of a Fund would have a different class designation from another class of that Fund. Each class of Shares shall also have the distinct features described in Section III, below.

III.	CLASS ARRANGEMENTS

A.	RULE 12b-1 AND SHAREHOLDER SERVICES PLANS

RIC has

(i)	adopted a Distribution Plan pursuant to Rule 12b-1 under the 1940 Act with respect to the Class A Shares and Class C Shares of each applicable Fund (the “Distribution Plan”).

The Distribution Plan contains the following terms:

RIC may compensate its principal underwriter (the “Distributor”) or any investment advisers, banks, insurance companies, broker-dealers or other financial institutions that have entered into Sales Support Agreements for any activities or expenses primarily intended to result in the sale of Class A or Class C Shares as the case may be, of the applicable Funds, as provided in the Distribution Plans and any Supplements thereto, subject to an annual limit of 0.75% of the average daily net assets of a Fund attributable to its Class A or Class C Shares as the case may be.

RIC has

(i)	adopted a Shareholder Services Plan with respect to the Class C Shares of each applicable Fund (the “Shareholder Services Plan”).

The Shareholder Services Plan contains the following terms:

RIC may compensate the Distributor or any broker-dealers, insurance companies, banks, investment advisers, financial planners and other financial institutions that are dealers of record or holders of record or that have a servicing relationship with the beneficial owners or shareholders of certain Class C Shares for any activities or expenses primarily intended to assist, support or service their clients who beneficially own or are shareholders of certain Class C Shares, as set forth in the shareholder services agreement, subject to an annual limit of 0.25% of the average daily net assets of a Fund attributable to its Class C Shares.

RIC has

(i)	adopted a Distribution Plan and Shareholder Services Plan Pursuant to Rule 12b-1 under the 1940 Act with respect to the Class R5 Shares of each applicable Fund (the “Combined Plan”).

The Combined Plan contains the following terms:

RIC may compensate the Distributor or any investment advisers, financial planners, banks, broker-dealers or other financial institutions that have entered into Sales Support Agreements for any activities or expenses primarily intended to result in the sale of Class R5 Shares of the applicable Funds, as provided in the Combined Plan and any Supplements thereto, subject to an annual limit of 0.75% of the average daily net assets of a Fund attributable to its Class R5 Shares.

RIC may compensate the Distributor or any broker-dealers, banks, investment advisers, financial planners and other financial institutions that are dealers of record or holders of record or that have a servicing relationship with the beneficial owners or shareholders of certain Class R5 Shares for any activities or expenses primarily intended to assist, support or service their clients who beneficially own or are shareholders of certain Class R5 Shares, as set forth in the Combined Plan, subject to an annual limit of 0.25% of the average daily net assets of a Fund attributable to its Class R5 Shares.

B.	INITIAL SALES CHARGE

For Class A Shares

Class A Shares are offered at an offering price that is equal to their NAV plus a sales charge of up to 5.75% of the public offering price (which maximum may be less for certain Funds, as described in each Fund’s respective prospectuses or statements of additional information as from time to time in effect).

C.	CONTINGENT DEFERRED SALES CHARGE

For Class A Shares

Purchases of Class A Shares of $1 million or more for which the initial sales charge has been waived and that are redeemed within 12 months of purchase are subject to a contingent deferred sales charge (“CDSC”) of up to 1.00% of the lesser of the purchase price or the NAV of the Shares redeemed. Shares are not otherwise subject to a CDSC. The CDSC on Class A Shares is subject to reduction or waiver in certain circumstances, as permitted by Rule 6c-10 under the 1940 Act and as described in the Funds’ respective prospectuses or statements of additional information as from time to time in effect.

D.	ALLOCATION OF EXPENSES AND INCOME

1.	“TRUST” AND “FUND” EXPENSES

The income, realized gains and losses, unrealized depreciation and expenses (other than “Class Expenses,” as defined below) of each Fund shall be allocated to each Class on the basis of its net asset value relative to the net asset value of the Fund.1 These expenses include expenses of RIC that are not attributable to a particular Fund or class of a Fund (“Trust Expenses”) and expenses of a Fund not attributable to a particular class of a Fund (“Fund Expenses”).

Trust Expenses include, but are not limited to:

(a)	Trustees’ fees and expenses (other than those set forth below),

(b)	insurance costs,

(c)	certain legal fees,

(d)	the expense of holding shareholder meetings for the Trust (other than those set forth below), and

(e)	printing expenses (other than those set forth below).

Fund Expenses include, but are not limited to:

(a)	custodial fees,

(b)	advisory fees,

(c)	other expenses relating to the management of the Fund’s assets,

(d)	certain registration fees (i.e., state registration fees imposed on a Fund-wide basis and SEC registration fees),

(e)	fund accounting fees (other than those set forth in Section D.2 below),

(f)	audit fees (other than those set forth in Section D.2 below),

(g)	transfer agent fees (other than those set forth in Section D.2 below),

(h)	fund administration fees (other than those set forth in Section D.2 below),

(i)	litigation expenses, including legal expenses (other than those set forth in Section D.2 below),

[1]

For any future fund that is a money market fund under Rule 2a-7 under the 1940 Act, income, realized gains and losses, unrealized depreciation and expenses (other than “Class Expenses”) shall be allocated to each Share, regardless of class, on the basis of its net asset value relative to the net asset value of the Fund.

(j)	legal expenses relating solely to a specific Fund,

(k)	Trustees’ fees incurred solely as a result of issues relating to a specific Fund,

(l)	the expense of holding meetings solely for shareholders of a specific Fund, and

(m)

fees related to the preparation of separate documents for a particular Fund, such as a separate prospectus or shareholder report, including printing and postage expenses related to distribution of those documents to shareholders of a specific Fund.

2.	“CLASS” EXPENSES

Class expenses include the following types of expenses, which are attributable to a particular class (“Class Expenses”):

(a)	payments pursuant to the Distribution Plan, the Shareholder Services Plan or the Combined Plan for that class,

(b)	transfer agent fees attributable to a specific class,

(c)

fees related to the preparation of separate documents for a particular class, such as a separate prospectus or shareholder report, including printing and postage expenses related to distribution of those documents to shareholders of a specific class,

(d)	registration fees (other than those set forth in Section D.1 above),

(e)	fund administration fees as required to support the shareholders of a specific class,

(f)	litigation expenses, including legal expenses, relating solely to a specific class of Shares,

(g)	legal expenses relating solely to a specific class of Shares,

(h)	audit or fund accounting expenses relating solely to a specific class of Shares,

(i)	Trustees’ fees incurred solely as a result of issues relating to a specific class of Shares, and

(j)	the expense of holding meetings solely for shareholders of a specific class.

Expenses described in subpart (a) of this paragraph must be allocated to the class for which they are incurred. All other expenses described in this paragraph may (but need not) be allocated as Class Expenses, but only if RIC’s Treasurer has determined, in consultation with counsel, that the allocation of such expenses by class is consistent with applicable legal principles under the 1940 Act and the Internal Revenue Code of 1986, as amended.

In the event that a particular expense is no longer reasonably allocable by class or to a particular class, it shall be treated as a Trust Expense or Fund Expense, and in the event a Trust Expense or Fund Expense becomes reasonably allocable as a Class Expense, it shall be so allocated, subject to compliance with Rule 18f-3 and amendment of this Plan as set forth in Section 4.B. below.

3.	WAIVERS OR REIMBURSEMENTS OF EXPENSES

Expenses may be waived or reimbursed by any adviser to RIC, by RIC’s underwriter or any other provider of services to RIC without the prior approval of RIC’s Board of Trustees.

E.	EXCHANGE PRIVILEGES

Shareholders of a Fund may, to the extent provided from time to time in RIC’s registration statement under the Securities Act of 1933, as amended (the “1933 Act”), exchange Shares of a particular class for Shares of the same class in another Fund and exchange Shares of a particular class for Shares of a different class in the same Fund, each at the relative net asset values of the respective Shares to be exchanged and with no sales charge; provided, that a shareholder that exchanges Shares of any Class of Shares other than Class A for Class A in the same Fund must pay the front-end sales charge on those Class A Shares except in certain circumstances as described in the applicable prospectus or statement of additional information; provided further, that the Shares to be acquired in the exchange are, as may be necessary, registered under the 1933 Act, qualified for sale in the shareholder’s state of residence and subject to the applicable requirements, if any, as to minimum amount. With respect to an exchange of Class A Shares for Shares of the same class in another Fund, the holding period for determining any CDSC applicable to such Shares will include the holding period of the Shares exchanged.

F.	CONVERSION FEATURE

To the extent provided from time to time in RIC’s registration statement under the 1933 Act, shares of a class of a Fund may contain a conversion feature whereby they could automatically convert into Shares of a different class after a prescribed period following the purchase of the convertible Shares. Shares acquired through the reinvestment of dividends and other distributions paid with respect to convertible Shares also shall have a conversion feature. All conversions shall be on the basis of the relative net asset values of the two classes of Shares, without the imposition of any sales or other charge. Any asset-based sales or other charge applicable to the class of Shares into which the original Shares were converted shall thereafter apply to the converted Shares.

IV.	BOARD REVIEW

A.	INITIAL APPROVAL

The Board of Trustees of RIC, including a majority of the Trustees who are not interested persons of RIC, as defined under the 1940 Act (the “Independent Trustees”), at a meeting held on April 22, 1996, initially approved this Plan based on a determination that the Plan, including the expense allocation, is in the best interests of each class of Shares of each Fund individually and RIC as a whole, and approved revisions of this Plan on November 4, 1996 and on subsequent dates through August 26, 2024, in each case based on a similar determination.

B.	APPROVAL OF AMENDMENTS

Before any material amendments to this Plan, RIC’s Board of Trustees, including a majority of the Independent Trustees, must find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or fund expenses), is in the best interests of each class of Shares of each Fund individually and RIC as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Trustees of RIC shall request and evaluate such information, as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan. Such information shall address the issue of whether any waivers or reimbursements of advisory or administrative fees could be considered subsidization of one class by another, and other potential conflicts of interest between classes.

C.	PERIODIC REVIEW

The Board of Trustees of RIC shall review the Plan as frequently as it deems necessary, consistent with applicable legal requirements.

V.	EFFECTIVE DATE[1]

The Plan first became effective as of April 22, 1996; and

(a)	was revised as of November 4, 1996 to add the LifePoints Target Portfolio Funds, and to add Class D Shares and Class E Shares with respect to each of those Funds; and

(b)

was revised as of June 3, 1998 (i) to redesignate existing Class C shares of the then existing Russell Funds as Class E Shares; (ii) to add new and different Class C Shares with respect to the then existing Russell Funds and the existing LifePoints Target Portfolio Funds, (iii) to redesignate the existing shares of the Institutional Funds as Class I Shares; and (iv) to add Class Y, Premier Advisor Class, and Premier Institutional Class Shares with respect to the Institutional Funds; and

(c)

was revised as of November 9, 1998 (i) to authorize Class C Shares of the Short Duration Bond Fund, (ii) to redesignate the Premier Advisor Class Shares of the existing Institutional Funds as “Premier Class” and (iii) to redesignate the Premier Institutional Class Shares of the existing Institutional Funds as “Class E Shares;” and

(d)	was revised as of August 9, 1999 to add the Class C and Class S Shares of the existing Tax-Managed Funds; and

(e)

was revised as of November 22, 1999 to add the Class A Shares of the Real Estate Securities Fund, Short Term Bond Fund, existing Russell Funds, existing LifePoints Target Portfolio Funds and existing Tax-Managed Funds; and

(f)

was revised as of August 7, 2000 (i) to add the Class B Shares of the existing Class B Funds, (ii) to add the Class A Shares, Class B Shares, Class C Shares, Class E Shares and Class S Shares of the Tax-Managed Overseas Equity Fund, Select Growth Fund, and Select Value Fund, (iii) to add Class E Shares of existing Tax-Managed Funds; (iv) to redesignate the existing Class S Shares of the Money Funds as Class I Shares and create new Class A, Class B and Class S Shares of the Money Funds; and (v) to permit holders of Class B Shares who have paid the applicable contingent deferred sales charge to exchange those Shares for A Shares of the same Fund without imposition of the Class A front-end Sales Charge; and

[1]	Defined terms used in Section V have the meanings that were ascribed to them at the time each subsection was added in connection with each amendment of this Plan.

(g)

was revised as of October 27, 2000 (i) to revoke the prior redesignation of the Class S Shares of the Money Funds as Class I Shares, (ii) to revoke the creation of new Class S Shares of the Money Funds, and (iii) to add the Class I Shares and Class Y Shares of the Tax-Managed Overseas Equity Fund, Select Growth Fund, and Select Value Fund; and

(h)	was revised as of February 25, 2002 to add the Class I Shares and Class Y Shares of the Real Estate Securities Fund and the Short Term Bond Fund; and

(i)	was revised as of October 8, 2002 to add the Russell Multi-Manager Principal Protected Fund, and to add Class A Shares, Class B Shares and Class C Shares with respect to that Fund; and

(j)

was revised as of November 25, 2002 to provide that Class A Shares of all funds, other than the Russell Multi-Manager Principal Protected Fund, are no longer subject to a shareholder servicing fee but will be subject to a Rule 12b-1 distribution fee; and

(k)	was revised as of August 24, 2004 to add the Original LifePoints Target Date Funds, and to add Class D Shares, Class E Shares and Class S Shares with respect to each of those Funds; and

(l)	was revised as of February 23, 2005 to add the Class A and Class C Shares of the existing LifePoints Target Date Funds; and

(m)

was revised as of November 15, 2005 to re-designate as Class R3 Shares the existing Class D Shares of the existing LifePoints Target Date Funds and existing LifePoints Target Portfolio Funds and to add Class R1 and Class R2 Shares for the existing LifePoints Target Date Funds and existing LifePoints Target Portfolio Funds and to remove, except in this Section V, remove all references to funds and classes which have not been opened and are not operational; and

(n)	was revised as of February 28, 2006 to add the LifePoints Retirement Distribution Funds; and

(o)

was revised as of August 22, 2006 (i) to add the Global Equity Fund and to add Class A Shares, Class C Shares, Class E Shares and Class S Shares with respect to Global Equity Fund and (ii) to add the Class A Shares of the existing Diversified Equity Fund, Quantitative Equity Fund, Special Growth Fund, Real Estate Securities Fund, International Securities Fund, Emerging Markets Fund, Short Duration Bond Fund and Multistrategy Bond Fund; and

(p)

was revised as of December 5, 2006 (i) to update the Growth Strategy Fund, Equity Growth Strategy Fund, Global Equity Fund and LifePoints Retirement Distribution Funds names and (ii) to remove all references to the US Opportunities Fund and the 2007 Retirement Distribution Fund – S Shares, 2007 Accelerated Distribution Fund – S Shares and 2007 Extended Distribution Fund – S Shares Funds; and

(q)

was revised as of May 22, 2007 (i) to add the Class C Shares and Class S Shares of the existing Fixed Income I Fund, (ii) update the names of certain LifePoints Retirement Distribution Funds (iii) add the Retirement Distribution Fund I – S Shares, Accelerated Distribution Fund I – S Shares and Extended Distribution Fund I – S Shares; and

(r)

was revised as of December 4, 2007 (i) to remove all references to the Diversified Bond, Tax-Free Money Market and US Government Money Market Funds and (ii) add the new 2015 Strategy, 2025 Strategy, 2035 Strategy, 2045 Strategy, 2050 Strategy and In Retirement Funds; and

(s)

was revised as of May 20, 2008 (i) to add the Class A Shares, Class C Shares and Class S Shares of the existing Equity I Fund, Equity Q Fund, Equity II Fund, International Fund and Fixed Income III Fund, (ii) to add the Class Y Shares of the existing Real Estate Securities Fund, Emerging Markets Fund, Short Duration Bond Fund, Global Equity Fund and Money Market Fund, (iii) to update the names of certain of the LifePoints Target Distribution Strategies Funds, and (iv) to update the name of the Russell Multi-Manager Principal Protected Fund; and

(t)

was revised as of December 8, 2009 (i) to remove all references to the Diversified Equity, Quantitative Equity, International, Multistrategy Bond, Special Growth, Russell Flex Equity and Tax-Managed Global Equity Funds, (ii) remove all references to Class B Shares, (iii) to update the names of certain Russell Funds and (iv) to add the Russell Commodity Strategies Fund; and

(u)

was revised March 2, 2010 to (i) add Class A Shares of the Russell Investment Grade Bond Fund, Russell Tax Exempt Bond Fund, Russell Tax-Managed U.S. Large Cap Fund, Russell Tax-Managed U.S. Mid & Small Cap Fund and the In Retirement Fund and (ii) add the Russell Global Infrastructure Fund and the Russell Global Bond Fund; and

(v)

was revised August 31, 2010 to (i) add the 2055 Strategy Fund, (ii) remove references to the 2010 Strategy Fund and (iii) update the name of the Russell Global Bond Fund to the Russell Global Credit Strategies Fund; and

(w)	was revised December 7, 2010 to add the 2020 Retirement Distribution Fund – A Shares and the 2020 Retirement Distribution Fund – S Shares; and

(x)

was revised October 25, 2011 to (i) update the names of the 2020 Retirement Distribution Fund – A Shares and 2020 Retirement Distribution Fund – S Shares, (ii) update the name of the Russell Real Estate Securities Fund, (iii) update the name of the Russell Global Credit Strategies Fund, (iv) add the Russell U.S. Large Cap Equity Fund and to add Class A, C and S Shares with respect to that Fund and (v) add the Russell U.S. Mid Cap Equity Fund and to add Class A, C and S Shares with respect to that Fund; and

(y)

was revised February 28, 2012 to (i) remove references to the 2017 Accelerated Distribution Fund – A Shares, 2027 Extended Distribution Fund – A Shares, 2017 Accelerated Distribution Fund – S Shares and 2027 Extended Distribution Fund – S Shares, (ii) update the name of the Russell U.S. Small & Mid Cap Fund to the Russell U.S. Small Cap Equity Fund, (iii) add the Russell Multi-Strategy Alternative Fund and to add Class A, C, E, S and Y Shares with respect to that Fund, (iv) add the Russell U.S. Multi Cap Blend Fund and to add Class A, C, E, and S Shares with respect to that Fund and (v) to add Class A and Y Shares of the Russell U.S. Growth Fund; and

(z)

was revised April 24, 2012 to (i) add the Russell Strategic Call Overwriting Fund and to add Class A, C, E, and S Shares with respect to that Fund and (ii) update the name of the Russell U.S. Multi Cap Blend Fund to the Russell U.S. Strategic Equity Fund; and

(aa)

was revised December 4, 2013 to (i) add Class R4 and Class R5 Shares of each of the LifePoints Target Portfolio Funds, Original LifePoints Target Date Funds and New LifePoints Target Date Funds, (ii) add a description of the Combined Plan, (iii) remove references to the Russell U.S. Value Fund, Russell Money Market Fund, 2017 Retirement Distribution Fund – A Shares, 2017 Retirement Distribution Fund – S Shares, 2021 Retirement Distribution Fund – A Shares and 2021 Retirement Distribution Fund – S Shares and (iv) update the name of the Russell U.S. Quantitative Equity Fund to the Russell U.S. Defensive Equity Fund and the name of the Russell U.S. Growth Fund to the U.S. Dynamic Equity Fund; and

(bb)

was revised on February 25, 2014 to (i) add the Select U.S. Equity Fund and to add Class A, C, E, S and Y Shares with respect to that Fund and (ii) add the Select International Equity Fund and to add Class A, C, E, S and Y Shares with respect to that Fund; and

(cc)	was revised on May 20, 2014 to add Class T Shares of the Select U.S. Equity Fund and Select International Equity Fund; and

(dd)

was revised December 3, 2014 to (i) add the Russell Tax-Managed International Equity Fund and to add Class A, C, E and S Shares with respect to that Fund; (ii) add the Russell Multi-Strategy Income Fund and to add Class A, C, E and S Shares with respect to that Fund; and (iii) remove Class R2 and Class R3 Shares of each of the LifePoints Target Portfolio Funds, Original LifePoints Target Date Funds and New LifePoints Target Date Funds following the reclassification of Class R2 as Class R4 and Class R3 as Class R5 on October 1, 2014; and

(ee)	was revised February 24, 2015 to add the Russell Tax Exempt High Yield Bond Fund and to add Class A, C, E and S Shares with respect to that Fund; and

(ff)

was revised on August 25, 2015 to add Class R6 Shares of the Russell U.S. Core Equity Fund, Russell U.S. Defensive Equity Fund, Russell U.S. Dynamic Equity Fund, Russell U.S. Strategic Equity Fund, Russell U.S. Large Cap Equity Fund, Russell U.S. Mid Cap Equity Fund, Russell U.S. Small Cap Equity Fund, Russell International Developed Markets Fund, Russell Global Equity Fund, Russell Emerging Markets Fund, Russell Global Opportunistic Credit Fund, Russell Strategic Bond Fund, Russell Investment Grade Bond Fund, Russell Short Duration Bond Fund, Russell Commodity Strategies Fund, Russell Global Infrastructure Fund, Russell Global Real Estate Securities Fund, Russell Multi-Strategy Alternative Fund, Russell Multi-Strategy Income Fund, Russell Strategic Call Overwriting Fund, Select U.S. Equity Fund and Select International Equity Fund; and

(gg)	was revised on May 24, 2016 to add the Unconstrained Total Return Fund and to add Class A, C, E, R6, S and Y Shares with respect to that Fund; and

(hh)	was revised on August 30, 2016 to add the Multi-Asset Growth Strategy Fund and to add Class A, C, E, R6, S and Y Shares with respect to that Fund; and

(ii)

was revised on December 6, 2016 to (i) add Class A1, Class A2, Class A3 and Class C1 Shares to the Original Russell Funds, the New Russell Funds, the LifePoints Target Portfolio Funds and the Tax-Managed Funds; (ii) add Class T Shares to the Original Russell Funds, the New Russell Funds with the exception of the Select U.S. Equity Fund and Select International Equity Fund, the LifePoints Target Portfolio Funds and the Tax-Managed Funds; (iii) add the 2060 Strategy Fund and to add Class R1, R4 and R5 Shares with respect to that Fund; and (iv) remove all references to the 2015 Strategy and Russell Multi-Strategy Alternative Funds; and

(jj)

was revised on September 15, 2017 to (i) redesignate Class T Shares to Class M Shares; (ii) add the Multifactor Bond Fund and to add Class A, A1, C, E, M, R6, S and Y Shares with respect to that Fund; (iii) update the names of the Original Russell Funds, the New Russell Funds and the Tax-Managed Funds to remove “Russell” from the Fund names following the name changes on March 1, 2017 and update the name of the Tax Exempt Bond Fund to the Tax-Exempt Bond Fund, the Tax Exempt High Yield Bond Fund to the Tax-Exempt High Yield Bond Fund, the Select U.S. Equity Fund to the Multifactor U.S. Equity Fund, and the Select International Equity Fund to the Multifactor International Equity Fund; and (iv) remove Class I Shares of the existing U.S. Core Equity Fund, U.S. Dynamic Equity Fund, U.S. Defensive Equity Fund, U.S. Small Cap Equity Fund, International Developed Markets Fund, Investment Grade Bond Fund and Strategic Bond Fund following the reclassification of Class I as Class S on August 18, 2017; and

(kk)

was revised on March 1, 2018 to (i) remove references to the Original LifePoints Target Date Funds and New LifePoints Target Date Funds; (ii) remove references to Class A2 and Class C1 Shares; (iii) update the name of Class A1 Shares to Class T Shares following the name change on September 22, 2017; (iv) update the name of Class A3 Shares to Class P Shares and reflect certain other changes to the terms of Class P Shares; (v) add Class P Shares to the Multifactor Bond Fund; and (vi) add Class Y Shares to the U.S. Strategic Equity Fund; and

(ll)

was revised on March 1, 2019 to (i) remove references to the U.S. Large Cap Equity Fund; (ii) update the name of the U.S. Core Equity Fund to the Equity Income Fund following the name change on September 12, 2018; (iii) update the name of the U.S. Defensive Equity Fund to the Sustainable Equity Fund following the name change on January 1, 2018; (iv) update the name of the Global Opportunistic Credit Fund to the Opportunistic Credit Fund following the name change on March 1, 2019; (v) add Class Class C1 Shares to the Original Russell Funds, the New Russell Funds, the LifePoints Target Portfolio Funds and the Tax-Managed Funds; (vi) add the Real Assets Fund and to add Class A, C, C1, E, M, P, R6, S and T Shares with respect to that Fund; and (vii) add the Tax-Managed Real Assets Fund and to add Class A, C, C1, E, M, P, S and T Shares with respect to that Fund; and

(mm)

was revised on July 9, 2020 to (i) remove references to the U.S. Mid Cap Equity Fund; and (ii) remove Class E Shares of each of the Funds following the reclassification of Class E as Class S on July 9, 2020; and

(nn)	was updated on April 28, 2021 to remove references to the Strategic Call Overwriting Fund, U.S. Dynamic Equity Fund and Commodity Strategies Fund; and

(oo)	was revised on December 6, 2021 to remove Class P Shares and Class T Shares of each Fund following the termination of Class P and Class T effective March 1, 2022; and

(pp)	was revised on December 5, 2022 to remove Class C1 Shares of each Fund following the termination of Class C1 effective March 1, 2023;

(qq)

was revised on August 26, 2024 with an effective date of March 1, 2025 to (i) remove Class R4 Shares of the LifePoints Target Portfolio Funds following the reclassification of Class R4 as Class R1 effective December 11, 2024; (ii) update the name of the Multifactor Bond Fund to the Long Duration Bond Fund following its name change on September 13, 2023; (iii) remove references to the Unconstrained Total Return Fund following its liquidation; (iv) remove references to the Real Assets Fund following its abolishment effective March 1, 2025; and (v) update the name of the Growth Strategy Fund to the Aggressive Strategy Fund, Equity Growth Strategy Fund to the Equity Aggressive Strategy Fund, Multi-Asset Growth Strategy Fund to the Multi-Asset Strategy Fund, and Sustainable Equity Fund to the Sustainable Aware Equity Fund; and

(rr)

was revised on July 21, 2026 to (i) update the name of the Sustainable Aware Equity Fund to the Sustainable Equity Fund following its name change on March 25, 2026; and (ii) add the Russell Investments Alternatives Diversifier Fund and to add Class A and S Shares with respect to that Fund.